                               OPERATING AGREEMENT
                                       OF
                            Cinergy Dicks Creek, LLC

          This OPERATING AGREEMENT (this  "Agreement"),  dated as of December 4,
     2000, of Cinergy Dicks Creek,  LLC, an Ohio limited  liability company (the
     "Company"),  by The Cincinnati Gas & Electric Company, an Ohio corporation, as the sole member of the Company (the "Member");

                                    RECITALS

          WHEREAS,  the  Company  was formed on  November  30,  2000 by the Sole
     Organizer under the Ohio Limited Liability Company Act, Chapter 1705 of the
     Ohio Revised Code (as amended from time to time, the "Act");

          WHEREAS,  the Member  holds  100% of the  membership  interest  in the
     Company as of December 4, 2000; and

          WHEREAS, the Member desires to set forth its understandings  regarding its rights,  obligations  and interests  with respect to the affairs of the
     Company and the conduct of its business;

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged,  the Member hereby agrees as follows:

                                    ARTICLE I

                                   Definitions

          Section  1.1  Definitions.  Capitalized  terms used but not  otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

          Section 2.1 Company  Name.  The name of the Company is "Cinergy  Dicks
     Creek,  LLC." The business of the Company may be conducted upon  compliance with all applicable laws under any other name designated by the member(s).

          Section 2.2 Registered Office; Registered Agent.

               (a) The Company shall  maintain a registered  office in the State of Ohio at, and the name and address of the Company's registered agent in the  State of Ohio is,  The  Corporation  Trust  Company,  441 Vine
          Street, Suite 3810, Cincinnati, Ohio 45202.

               (b) The  business  address  of the  Company  is 139  East  Fourth
          Street,  Cincinnati,  Ohio,  or such other  place as the Member  shall designate.

               Section 2.3 Nature of Business Permitted; Powers. The Company may
          carry on any lawful business,  purpose or activity.  The Company shall possess and may exercise all the powers and privileges  granted by the
          Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct,  promotion or attainment of the business purposes or activities of the Company.

          Section 2.4 Business  Transactions  of a Member with the  Company.  In accordance  with Section  1705.25 the Act, a member may  transact  business with the Company and, subject to applicable law, shall have the same rights and  obligations  with  respect to any such matter as a person who is not a member.

          Section 2.5 Fiscal  Year.  The fiscal year of the Company (the "Fiscal
     Year") for financial  statement  purposes  shall end on December 31 of each year.

                                   ARTICLE III

                                    Member(s)

          Section  3.1  Admission  of  Member(s).  The Member  shall hold a 100%
     initial ownership Interest in the Company.  New member(s) shall be admitted only with the approval of the Member.

          Section 3.2 Classes.

               (a) The  membership  interests  of the Company  shall  consist of common membership interests ("Common Interests").

               (b) All Common  Interests  shall be identical  with each other in every respect,  except that, should additional  member(s) be admitted,
          Common  Interests  of each member  shall  reflect its capital  account relative to the other member(s).

          Section 3.3 Liability of Member(s).

               (a)  All  debts,  obligations  and  liabilities  of the  Company, whether  arising in contract,  tort or otherwise,  shall be solely the debts, obligations and liabilities of the Company, and no member shall be obligated personally for any such debt,  obligation or liability of the Company solely by reason of being a member.

               (b) Except as otherwise expressly required by law, a member shall not have any  liability  in  excess of (i) the  amount of its  capital contribution  to  the  Company,  (ii)  its  share  of any  assets  and undistributed  profits of the Company,  (iii) its  obligation  to make other payments,  if any,  expressly  provided for in this Agreement or any  amendment  hereto  and  (iv)  the  amount  of  any  distributions wrongfully distributed to it.

          Section 3.4 Access to and Confidentiality of Information; Records.

               (a) Any member  shall have the right to obtain  from the  Company from time to time upon  reasonable  demand for any purpose  reasonably related  to the  member's  interest  as a member of the  Company,  the documents and other  information  described in Section  1705.22 of the
          Act.

               (b) Any demand by a member  pursuant to this Section 3.4 shall be in writing and shall state the purpose of such demand.

          Section 3.5 Meetings of Member(s).

               (a)  Meetings of the  member(s)  may be called at any time by any member.

               (b) Except as otherwise provided by law, if additional  member(s)
          are admitted, a majority of the member(s), determined in proportion to their  respective  interests in the  Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

               (c) Any action  required to or which may be taken at a meeting of member(s)  may be taken  without a meeting,  without  prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s).

               (d)  Regular  meetings  of the  member(s)  shall be held at least
          annually.   Member(s)  may  participate  in  a  meeting  by  means  of conference telephone or similar  communications  equipment by means of which all  persons  participating  in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section  3.6  Vote.  Except as  specifically  set  forth  herein,  the business  and  affairs  of the  Company  shall be  managed  by or under the direction of the member(s) by majority vote.

          Section 3.7  Notice.  Meetings  of the  member(s)  may be held at such places and at such times as the member(s) may from time to time  determine.
     Any member may at any time call a meeting of the member(s).  Written notice of the  time,  place,  and  purpose  of such  meeting  shall be  served  by registered or certified  prepaid,  first class mail, via overnight  courier using a nationally  reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business  days prior to the time of the meeting.  No notice of a meeting  need be given to any  member if a written waiver of  notice,  executed  before or after the  meeting  by such  member thereunto duly authorized,  is filed with the records of the meeting, or to any member who attends the meeting without  protesting  prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

          Section 3.8 Delegation of Powers. Subject to any limitations set forth in the Act, the member(s) may delegate any of its powers to officers of the
     Company  or to  committees  consisting  of  persons  who  may or may not be member(s).  Every officer or committee  shall, in the exercise of the power so delegated,  comply with any restrictions  that may be imposed on them by the member(s).

          Section  3.9  Withdrawals  and  Removals of  Member(s).  No member may resign,  withdraw  or be removed  as a member of the  Company  without  the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

          Section 4.1 General.  Except as  specifically  set forth  herein,  the business  and  affairs  of the  Company  shall be  managed by and under the direction  of the  Member  who shall  have  full,  exclusive  and  complete discretion to manage and control the business and affairs of the Company as would (if the Company were a corporation)  be subject to control by a board of directors,  to make all decisions  affecting the business and affairs of the  Company  and to  take  all  such  actions  as it  deems  necessary  or appropriate  to accomplish the purposes of the Company as set forth herein.
     The Member  shall serve  without  compensation  from the  Company,  and the
     Member  shall  bear the cost of its  participation  in  meetings  and other activities of the Company.

          Section 4.2 Officers.

               (a) Election,  Term of Office. Officers shall be elected annually by the member(s).  Except as provided in paragraphs (b) or (c) of this
          Section 4.1, each officer shall hold office until his or her successor shall have been chosen and qualified. Any two offices, except those of the President and the Secretary,  may be held by the same person,  but no officer shall execute, acknowledge or verify any instrument in more than  one  capacity  if such  instrument  is  required  by law or this
          Agreement to be executed,  acknowledged or verified by any two or more officers.

               (b) Resignations and Removals.  Any officer may resign his or her office  at  any  time  by  delivering  a  written  resignation  to the member(s).  Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by either the member(s) or the President.

               (c)  Vacancies and Newly  Created  Offices.  If any vacancy shall occur  in  any  office  by  reason  of  death,  resignation,  removal, disqualification  or  other  cause,  or if any  new  office  shall  be created,  such vacancies or newly created offices may be filled by the
          President, subject to approval and election by the member(s).

               (d)  Conduct  of  Business.  Subject  to the  provisions  of this
          Agreement,  the day-to-day  operations of the Company shall be managed by its officers and such officers  shall have full power and authority to make all business  decisions,  enter into all  commitments and take such other actions in connection  with the business and  operations of the Company as they deem  appropriate.  Such  officers  shall  perform their  duties  in a manner  consistent  with this  Agreement  and with directions which may be given from time to time by the member(s).

               (e)  President.   Subject  to  the  further   directives  of  the
          member(s),  the President shall have general and active  management of the  business  of  the  Company  subject  to  the  supervision  of the member(s),  shall see that all orders and resolutions of the member(s)
          are  carried  into  effect and shall have such  additional  powers and authority as are specified by the provisions of this Agreement.

               (f)  Secretary.  The  Secretary  shall attend all meetings of the member(s)  and  record all the  proceedings  of the  meetings  and all actions  taken thereat in a book to be kept for that purpose and shall perform like duties for the standing  committees  when  required.  The
          Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and  shall  perform  such  other  duties  as  may  be prescribed by the member(s) or the President. The Assistant Secretary, if there be one,  shall,  in the  absence of the  Secretary  or in the event of the  Secretary's  inability  to act,  perform  the duties and exercise  the powers of the  Secretary  and shall  perform  such other duties and have such other  powers as the  member(s)  may from time to time prescribe.

               (g) Other  Officers.  The member(s) from time to time may appoint such other  subordinate  officers or agents as it may deem  advisable, each of whom shall have such title, hold office for such period,  have such  authority and perform such duties as the member(s) may determine in its sole  discretion.  The member(s) from time to time may delegate to one or more  officers  or  agents  the  power to  appoint  any such subordinate  officers or agents and prescribe their respective rights, terms of office, authorities and duties.

               (h) Officers as Agents; Authority. The officers, to the extent of their powers set forth in this Agreement  and/or  delegated to them by the member(s),  are agents and managers of the Company for the purpose of the Company's  business,  and the actions of the officers  taken in accordance with such powers shall bind the Company.

          Section  4.3  Reliance  by Third  Parties.  Persons  dealing  with the
     Company are entitled to rely  conclusively  upon the power and authority of the member(s) herein set forth.

          Section 4.4 Expenses.  Except as otherwise provided in this Agreement, the Company  shall be  responsible  for and shall pay all  expenses  out of funds of the Company  determined  by the member(s) to be available for such purpose,  provided  that  such  expenses  are those of the  Company  or are otherwise  incurred by the  member(s) in  connection  with this  Agreement, including, without limitation:

               (a) all  expenses  related to the business of the Company and all
          routine  administrative   expenses  of  the  Company,   including  the
          maintenance of books and records of the Company,  the  preparation and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required  pursuant to this Agreement or in connection with the holding of any meetings of the member(s);

               (b) all expenses  incurred in connection  with any  litigation or
          arbitration   involving  the  Company   (including  the  cost  of  any
          investigation  and  preparation)  and the  amount of any  judgment  or settlement paid in connection therewith;

               (c) all expenses for  indemnity  or  contribution  payable by the
          Company to any person;

               (d) all expenses  incurred in connection  with the  collection of amounts due to the Company from any person;

               (e) all expenses  incurred in connection  with the preparation of amendments to this Agreement; and

               (f)  expenses   incurred  in  connection  with  the  liquidation,
          dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

          Section 5.1 Form of Contribution.  The contribution of a member to the
     Company  must be in cash or property,  provided  that if there is more than one member,  all  member(s)  must  consent in writing to  contributions  of property.  To  the  extent  there  is  more  than  one  member,  additional contributions in the same proportion  shall be made by each member,  except as may be approved by all member(s).  A capital account shall be maintained for each member,  to which  contributions and profits shall be credited and against which  distributions and losses shall be charged.  At any time that there is more than one member,  capital  accounts  shall be  maintained  in accordance  with the tax accounting  principles  prescribed by the Treasury
     Regulations   promulgated   under  Code   Section   704  (the   "Allocation
     Regulations"),  so that  the tax  allocations  provided  in this  Agreement shall, to the extent possible,  have  "substantial  economic effect" within the meaning of the Allocation  Regulations,  or, if such allocations cannot have  substantial  economic  effect,  so that  they may be deemed to be "in accordance with the member(s') interests in the Company" within the meaning of the Allocation Regulations.

          Section 5.2  Allocation of Profits and Losses.  The profits and losses of the Company shall be allocated  entirely to the Member or, if additional member(s)  are admitted,  the  member(s) in proportion to their  respective capital accounts.

          Section 5.3  Allocation of  Distributions.  The  distributions  of the
     Company  shall be  allocated  entirely  to the  Member  or,  if  additional member(s)  are admitted,  the  member(s) in proportion to their  respective capital accounts.

                                   ARTICLE VI

                                  Distribution

          Section 6.1  Distribution in Kind.  Notwithstanding  the provisions of
     Section  1705.11 of the Act, a member may  receive  distributions  from the
     Company  in any form  other than  cash,  and may be  compelled  to accept a distribution of any asset in kind from the Company.

                                   ARTICLE VII

                  Assignment of Membership and Common Interests

          Section 7.1 Assignment of Membership and Common Interests.  Membership
     and Common  Interests in the Company shall be assignable and  transferable.
     Any  transferee  shall not be  admitted  as a member  unless  and until the transferee has executed a counterpart of this Agreement.

          Section 7.2  Certificates.  Common  Interests  in the Company may, but
     need not be,  evidenced  by a  certificate  of  limited  liability  company interest issued by the Company.

                                  ARTICLE VIII

                                   Dissolution

          Section 8.1  Duration  and  Dissolution.  The  duration of the Company shall be perpetual.

          Section 8.2  Winding Up.  Subject to the  provisions  of the Act,  the
     Member or, if additional  member(s) are admitted,  the member(s) (acting by written  consent  of all  member(s))  shall  have the  right to wind up the
     Company's  affairs in accordance with Section 1705.44 of the Act (and shall promptly do so upon  dissolution of the Company in accordance  with Section
     8.1) and  shall  also have the  right to act as or  appoint  a  liquidating trustee in connection therewith.

          Section  8.3  Distribution  of  Assets.  Upon  the  winding  up of the
     Company,  the assets shall be distributed in the manner provided in Section
     1705.46 of the Act.

                                   ARTICLE IX

                          Tax Characterization; Reports

          Section 9.1 Tax Treatment. The Company shall timely make all necessary elections and filings for federal,  state, and local tax purposes such that it  will  not be  treated  as a  separate  entity,  but,  instead,  will be disregarded, for federal, state, and local tax purposes.

          Section 9.2 Form K-1.  After the end of each Fiscal Year for which the
     Company shall have more than one member,  the  member(s)  shall cause to be prepared and transmitted,  as promptly as possible, and in any event within
     90 days of the close of such Fiscal Year, a federal income tax Form K-1 and any required similar state income tax form for each member.

          Section  9.3  Company  Tax  Returns.  The  Member,  or  if  additional member(s) are admitted, the member(s) shall cause to be prepared and timely filed all tax returns  required to be filed for the Company.  The Member or the member(s) (as the case may be) may, in their sole  discretion,  make or refrain  from  making  any  federal,  state or local  income  or other  tax elections for the Company that it deems  necessary or  advisable;  provided that if there is more than one member, the prior written consent of all the member(s)  shall be  required  in order for the Company to make an election pursuant to Section 754 of the Internal  Revenue  Code of 1986,  as amended
     (the "Code").

                                    ARTICLE X

                         Exculpation and Indemnification

          Section 10.1 Exculpation. Notwithstanding any other provisions of this
     Agreement,  whether express or implied,  or obligation or duty at law or in equity,  any member, or any officers,  directors,  stockholders,  partners, employees,  representatives  or  agents  of any of the  foregoing,  nor any officer, employee,  representative,  Manager or agent of the Company or any of its affiliates (individually,  a "Covered Person" and collectively,  the
     "Covered  Persons")  shall be liable to the Company or any other person for any act or  omission  (in  relation to the  Company,  this  Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby)  taken or  omitted  in good  faith by a Covered  Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority  granted to such Covered Person by the Agreement, provided that such act or omission does  not  constitute  fraud,  willful  misconduct,  bad  faith,  or  gross negligence.

          Section 10.2 Indemnification.  To the fullest extent permitted by law, the Company shall  indemnify and hold harmless each Covered Person from and against  any  and  all  losses,  claims,  demands,  liabilities,  expenses, judgments,  fines,  settlements  and other amounts arising from any and all
     claims,   demands,   actions,   suits  or  proceedings,   civil,  criminal,
     administrative  or  investigative,  in  which  the  Covered  Person  may be involved, or threatened to be involved, as a party or otherwise,  by reason of its  management  of the  affairs of the  Company or which  relates to or arises out of the Company or its property,  business or affairs.  A Covered
     Person  shall not be entitled to  indemnification  under this  Section 10.2 with  respect  to any  claim,  issue or matter in which it has  engaged  in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1 Amendment to this Agreement. Except as otherwise provided in this Agreement, this Agreement may be amended by, and only by, a written instrument executed by the Member or, if additional member(s) are admitted, unanimous consent of the member(s).

          Section 11.2 Successors;  Counterparts.  Subject to Article VIII, this
     Agreement  (a)  shall  be  binding  as to  the  executors,  administrators, estates, heirs and legal successors, or nominees or representatives, of the
     Member or, if additional member(s) are admitted,  the member(s) and (b) may be executed in several  counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

          Section 11.3 Governing  Law;  Severability.  This  Agreement  shall be governed by and construed in accordance  with the laws of the State of Ohio without  giving effect to the  principles  of conflict of laws thereof.  In particular,  this  Agreement  shall  be  construed  to the  maximum  extent possible  to  comply  with all the  terms and  conditions  of the Act.  If, nevertheless,  it shall be determined by a court of competent  jurisdiction that any  provisions  or  wording  of this  Agreement  shall be  invalid or unenforceable  under the Act or other  applicable  law, such  invalidity or unenforceability shall not validate the entire Agreement and this Agreement shall be  construed  so as to limit any term or  provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall  be  determined  by  a  court  of  competent  jurisdiction  that  any provisions  relating to the distributions and allocations of the Company or to any expenses  payable by the Company is invalid or  unenforceable,  this
     Agreement  shall  be  construed  or  interpreted  so  as  (a)  to  make  it enforceable or valid and (b) to make the  distributions  and allocations as closely  equivalent to those set forth in this  Agreement as is permissible under applicable law.

          Section 11.4  Filings.  Following  the  execution and delivery of this
     Agreement,  the Member shall promptly prepare any documents  required to be filed and recorded  under the Act, and the Member shall promptly cause each such document to be filed and recorded in  accordance  with the Act and, to the  extent  required  by local  law,  to be filed and  recorded  or notice thereof to be published in the  appropriate  place in each  jurisdiction in which the Company may hereafter  establish a place of business.  The Member shall  also  promptly  cause  to be  filed,  recorded  and  published  such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other  jurisdiction  which governs the  conduct of its  business  from time to time.  Section  11.5  Headings.
     Section and other  headings  contained in this  Agreement are for reference purposes only and are not intended to describe,  interpret, define or limit the scope or intent of this Agreement or any provision hereof.

          Section 11.6 Additional  Documents.  Each member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          Section 11.7 Notices.  All notices,  requests and other communications to any member shall be in writing (including telecopier or similar writing)
     and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the Company or such other address or telecopier  number as such member may hereafter  specify for the purpose by notice.  Each such notice,  request or other  communication shall be effective (a) if given by telecopier,  when  transmitted  to the number  specified  pursuant  to this
     Section and the appropriate confirmation is received, (b) if given by mail,
     72 hours  after such  communication  is  deposited  in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section.

          Section  11.8  Books  and  Records;  Accounting.  The  Member  or,  if
     additional member(s) are admitted,  the member(s) shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)
     shall  determine  in their  discretion)  true and full  books  and  records regarding  the  status  of the  business  and  financial  condition  of the
     Company.

          IN WITNESS  WHEREOF,  the undersigned has duly executed this Agreement as of the date first above written.

                      The Cincinnati Gas & Electric Company

                            By: /s/ Michael J. Cyrus
                            ------------------------
                                Michael J. Cyrus
                                 Vice President